UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 20, 2007


                           SYNAGRO TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-21054

          DELAWARE                                               88-0219860
(State or other jurisdiction of                                 (IRS Employer
 Incorporation or organization)                              Identification No.)


                  1800 BERING, SUITE 1000, HOUSTON, TEXAS 77057
               (Address of principal executive offices) (Zip Code)

        Registrants telephone number, including area code: (713) 369-1700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

On March 20, 2007, Synagro Technologies, Inc. (the "Company") announced that it will submit a Form 25 to notify the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. of its intention to withdraw the listing of its common stock upon consummation of its proposed merger with Synatech Holdings, Inc., a Delaware corporation ("Parent"). The Company's proposed delisting is contingent upon the stockholder approval of the Agreement and Plan of Merger (the "Merger Agreement") among the Company, Parent, and a newly formed subsidiary of Parent, Synatech, Inc., a Delaware corporation ("Merger Sub").

Pursuant to the Merger Agreement, at the effective time, each share of the Company's common stock, par value $0.002 per share that is issued and outstanding immediately prior to the effective time will be converted into the right to receive $5.76 in cash, without interest. Also pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent.

Item 9.01. Exhibits

(d)  Exhibits

99.1 Press release issue March 20, 2007.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: March 20, 2007

                                          SYNAGRO TECHNOLOGIES, INC.

                                          By:        /s/ J. PAUL WITHROW
                                              ----------------------------------
                                              (Senior Executive Vice President &
                                                   Chief Financial Officer)


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                                  EXHIBIT INDEX


99.1 Press release dated March 20, 2007, issued by Synagro Technologies, Inc.



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